Financial Industries Corporation, Americo Extend Merger Closing Date

AUSTIN, TX -- 06/19/2008 -- Financial Industries Corporation (PINKSHEETS: FNIN) announced today that it has agreed with Americo Life, Inc. to extend the date to complete their expected merger to July 18.

The extension letter, signed today, is to allow for an additional regulatory approval that is expected to be received by July 18, at which time the closing will occur.

FIC, through its Investors Life Insurance Company of North America subsidiary, administers a closed block of individual life insurance and annuity products. For more information on FIC, visit www.ficgroup.com on the Internet.

Statements in this document relating to future developments, disclosures and other statements that are not historical facts are forward-looking statements. Actual results may differ materially from these forward-looking statements as a result of market conditions, the timing and results of FIC's audits, reviews and filings with regulatory bodies, the interest of and actions by third parties engaging in transactions with FIC and other factors contained in FIC's Form 10-K for the year ended Dec. 31, 2007, and other filings with the SEC.

Contact Information:
Financial Industries Corporation
Shannon Coffin
Phone:  512-404-5550
E-mail:  ir@ficgroup.com